Exhibit 99.1

15 February 2022 | NYSE: NXRT

EARNINGS SUPPLEMENT: FOURTH QUARTER & FULL YEAR 2021

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

PHONE: (214) 276-6300

INVESTOR RELATIONS:

JACKIE GRAHAM

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1
Cautionary Statement Regarding Forward-Looking Statements	3
Overview	4
Highlights of Fourth Quarter and FY 2021 Activity	5
Financial Summary	6
2022 Full Year Guidance Summary	7
Components of Net Asset Value	8
Consolidated Balance Sheets	9
Consolidated Statements of Operations	10
NOI and Same Store NOI	11
2020-2021 Same Store Results	13
2020-2021 Same Store Properties Operating Metrics	15
QoQ Same Store Properties Operating Metrics	16
2019-2021 Same Store Results	17
Q4 Same Store Results	20
FFO, Core FFO and AFFO	22
Historical Capital Expenditures	23
Value-Add Program Details	24
Outstanding Debt Details	27
Debt Maturity Schedule	29
Historical Acquisition Details	30
Historical Disposition Details	31
Definitions and Reconciliations of Non-GAAP Measures	32

HUDSON HIGH HOUSE: CARY, NC

EXPANSION IN RALEIGH/DURHAM

   PRIME VALUE-ADD OPPORTUNITY

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Jackie Graham

JGraham@nexpoint.com

(214) 276-6300

Media inquiries: JGraham@nexpoint.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

NXRT Recaps Acquisition/Disposition Activity, Value-Add Results and Issues 2022 Full Year Guidance

Dallas, TX, February 15, 2022 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the fourth quarter and year ended December 31, 2021.

Highlights

•

NXRT[1] reported net income, FFO[2], Core FFO[2] and AFFO[2] of $23.0M, $63.6M, $62.5M and $70.9M, respectively, attributable to common stockholders for the year ended December 31, 2021, compared to net income, FFO, Core FFO, and AFFO of $44.0M, $57.2M, $55.5M and $62.4M, respectively, attributable to common stockholders for the year ended December 31, 2020.

•

For the year ended December 31, 2021, 2020-2021 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 11.1%, 4.9% and 5.5%, respectively, and occupancy increased 30 bps over the prior year period.

•	During the year ended December 31, 2021, NXRT acquired four properties totaling 1,129 units for a combined purchase price of $289.5 million.
•

The weighted average effective monthly rent per unit across all 39 properties held as of December 31, 2021 (the “Portfolio”), consisting of 14,825 units[4], was $1,261, while physical occupancy was 94.3%.

•	NXRT paid a fourth quarter dividend of $0.38 per share of common stock on December 30, 2021; this cash dividend represented a $0.0388 per share, or 11.4% increase, over the prior quarter’s dividend.
•	During 2021, for the properties in the Portfolio, NXRT completed 1,264 full and partial upgrades, achieving an average monthly rent premium of $175 and a 21.1% ROI[5].
•

Since inception, NXRT has completed installation of 6,015 full & partial upgrades, 4,321 kitchen and laundry appliances and 9,624 technology packages, resulting in $136, $47 and $43 average monthly rental increase per unit and 21.6%, 72.0% and 33.5% ROI, respectively.

•	During the full year 2021, through its at-the-market offering (“ATM program”), NXRT issued 350,513 shares of common stock for approximately $26.4 million in gross proceeds.
(1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
(2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net income (loss), see the “Definitions and Reconciliations of Non-GAAP Measures” and “FFO, Core FFO and AFFO” sections of this release.

(3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 33 properties encompassing 13,098 units of apartment space in our Same Store pool for the year ended December 31, 2021  (our “2020-2021” Same Store” properties). There are 33 properties encompassing 13,098 units of apartment space in our Q4 Same Store pool for the three months ended December 31, 2021 (our “Q4 Same Store” properties). The same store unit count excludes 50 units that are currently down due to fires and winter storm Uri (Hollister Place: 19 units, Timber Creek: 15 units, Venue at 8651: 8 units, Atera: 4 units, Preserve at Terrell Mill: 3 units and Old Farm: 1 unit).

(4)

Total number of units owned as of December 31, 2021 is 14,825, however 50 units are currently down due to fires and winter storm Uri (Hollister Place: 19 units, Timber Creek: 15 units, Venue at 8651: 8 units, Atera: 4 units, Preserve at Terrell Mill: 3 units and Old Farm: 1 unit).

(5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

NXRT.NEXPOINT.COM	Page 1

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Full Year 2021 Financial Results

•	Total revenues were $219.2 million for the full year 2021, compared to $204.8 million for the full year 2020.
•

Net income for the full year 2021 totaled $23.0 million, or income of $0.89 per diluted share, which included a gain on sales of real estate of $46.2 million and $86.9 million of depreciation and amortization expense. This compared to net income of $44.0 million, or income of $1.74 per diluted share, which included a gain on sales of real estate of $69.2 million and $82.4 million of depreciation and amortization expense for the full year 2020.

•

The change in our net income of $23.1 million for the year ended December 31, 2021 as compared to our net income of $44.2 million for the year ended December 31, 2020 primarily relates to decreases in gains on sales of real estate and increases in depreciation and total property operating expenses, partially offset by an increase in total revenues.

•	For the full year 2021, NOI was $128.4 million on 39 properties, compared to $118.4 million for the full year 2020 on 37 properties.
•	For the full year 2021, Same Store NOI increased 5.5% to $115.3 million, compared to $109.3 million for the full year 2020.
•

For the full year 2021, FFO totaled $63.6 million, or $2.47 per diluted share, compared to $57.2 million, or $2.27 per diluted share, for the full year 2020. For the full year 2021, Core FFO totaled $62.5 million, or $2.43 per diluted share, compared to $55.5 million, or $2.20 per diluted share, for the full year 2020. For the full year 2021, AFFO totaled $70.9 million, or $2.75 per diluted share, compared to $62.4 million, or $2.47 per diluted share, for the full year 2020.

Fourth Quarter 2021 Financial Results

•	Total revenues were $58.5 million for the fourth quarter of 2021, compared to $50.5 million for the fourth quarter of 2020.
•

Net income for the fourth quarter of 2021 totaled $38.8 million, or a gain of $1.50 per diluted share, which included $24.5 million of depreciation and amortization expense and $11.8 million of interest expense. This compared to net loss of $(4.2) million, or a loss of $(0.17) per diluted share, for the fourth quarter of 2020, which included $19.9 million of depreciation and amortization expense and $11.0 million of interest expense.

•

The change in our net income (loss) between the periods primarily relates to increases in total revenues and gains on sales of real estate, partially offset by increases in total property operating expenses and depreciation and amortization expense.

•	For the fourth quarter of 2021, NOI was $34.8 million on 39 properties, compared to $28.5 million for the fourth quarter of 2020 on 37 properties.
•	For the fourth quarter of 2021, Q4 Same Store NOI increased 14.7% to $30.7 million, compared to $26.7 million for the fourth quarter of 2020.
•

For the fourth quarter of 2021, FFO totaled $17.1 million, or $0.66 per diluted share, compared to $15.7 million, or $0.62 per diluted share, for the fourth quarter of 2020. For the fourth quarter of 2021, Core FFO totaled $17.8 million, or $0.69 per diluted share, compared to $14.2 million, or $0.56 per diluted share, for the fourth quarter of 2020. For the fourth quarter of 2021, AFFO totaled $19.9 million, or $0.77 per diluted share, compared to $15.9 million, or $0.63 per diluted share, for the fourth quarter of 2020.

Fourth Quarter Earnings Conference Call

NXRT will host a call on Tuesday, February 15, 2022 at 11:00 a.m. ET to discuss its fourth quarter and full year 2021 financial results. The conference call can be accessed live over the phone by dialing 888-220-8451 or, for international callers, +1 323-794-2588 and using passcode Conference ID: 2052798.  A live audio webcast of the call will be available online at the Company's website, nxrt.nexpoint.com (under "Resources").  An online replay will be available shortly after the call on the Company's website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, February 22, 2022 by dialing 888-203-1112 or, for international callers, +1 719-457-0820 and entering passcode 2052798.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “plan” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, 2022 full year and pro forma guidance and the related components and assumptions, including acquisitions and dispositions, the NOI related to the acquired or disposed properties, shares outstanding and same store growth projections, NXRT’s net asset value and the related components and assumptions, including pro forma adjustments for acquisitions and dispositions, the NOI related to the acquired or disposed of properties, estimated value-add expenditures, debt payments, outstanding debt and shares outstanding, guidance for the first quarter 2022 and the related assumptions, planned value-add programs, including projected average rent, rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets, and expected acquisitions and dispositions. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including the ultimate duration and severity of the COVID-19 pandemic, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact, as well as those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC: FOURTH QUARTER & FULL YEAR 2021 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$78.54
Insider Ownership (2)	12.25%
2022 Q1 Dividend Per Share	$0.38
Dividend Yield (1)	1.94%
Shares outstanding - basic (3)	25,170
Shares outstanding - diluted (3)	25,760
(1)	As of the close of market trading on February 14, 2022.
(2)	As of the close of market trading on December 31, 2021.
(3)	Weighted average for the year ended December 31, 2021.

Portfolio Composition by Market

Market	% of Units
Dallas/Fort Worth	17.5%
South Florida	13.2%
Phoenix	11.3%
Atlanta	9.8%
Nashville	9.0%
Houston	8.0%
Orlando	7.9%
Las Vegas	7.9%
Charlotte	7.3%
Raleigh	4.2%
Tampa	3.9%
Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

Revenue ($000s)
Avg. Rent/Unit
$240,000
$210,000
$180,000
$150,000
$120,000
$90,000
$60,000
$30,000
$0
$1,200
$1,000
$800
$600
$400
2…
2…
2…
2…
2…
2…
2…

NXRT.NEXPOINT.COM	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Fourth Quarter and Full Year 2021 Activity

ACQUISITIONS

Property Name	Location	Date of Acquisition	Purchase Price	Mortgage Debt	# Units
The Verandas at Lake Norman	Charlotte, North Carolina	June 30, 2021	$63,500	$34,925	264
Creekside at Matthews	Charlotte, North Carolina	June 30, 2021	58,000	31,900	240
Six Forks Station	Raleigh, North Carolina	September 10, 2021	74,760	41,180	323
Hudson High House	Cary, North Carolina	December 7, 2021	93,250	46,625	302
			$289,510	$154,630	1,129

DISPOSITIONS

Property Name	Location	Date of Sale	Sales Price	IRR	Multiple on Invested Capital	Net Cash Proceeds
Beechwood Terrace	Antioch, Tennessee	November 1, 2021	$53,600	38.6%	5.82x	$29,478
Cedar Pointe	Antioch, Tennessee	November 1, 2021	37,650	26.7%	2.06x	19,606
			$91,250	36.1%	3.55x	$49,084

NXRT Q4 2021 NEW LEASES & RENEWALS

Market	New Leases	% Increase	Rent Increase	Renewals	% Increase	Rent Increase
Dallas/Fort Worth	244	24.2%	$250	262	15.4%	$147
Houston	91	17.8%	$209	132	9.3%	$106
Charlotte	118	12.7%	$136	121	11.4%	$126
Nashville	154	17.0%	$189	178	12.6%	$134
Atlanta	132	22.6%	$270	161	16.7%	$188
Orlando	102	34.9%	$400	150	19.0%	$217
Tampa	70	39.6%	$399	57	24.4%	$248
South Florida	196	31.8%	$482	226	17.5%	$262
Phoenix	187	28.5%	$327	176	17.2%	$195
Las Vegas	120	19.5%	$242	152	16.1%	$188
Raleigh	25	17.2%	$196	53	14.1%	$158
TOTAL	1,439	24.5%	$291	1,668	15.6%	$179

CORE FFO GROWTH*	NOI GROWTH*

$2.50
$2.25
$2.00
$1.75
$1.50
$1.25
$1.00
+79%
2015
2016
2017
2018
2019
2020
2021

$135,000
$120,000
$105,000
$90,000
$75,000
$60,000
$45,000
$30,000
+113%
2015
2016
2017
2018
2019
2020
2021

* Net income (loss) for the years ended December 31, 2021, 2020, 2019, 2018, 2017, 2016 and 2015 (in thousands) was $23,106, $44,150, $99,438, $(1,614), $56,359, $25,888 and $(10,992), respectively.

nxrt.nexpoint.com	Page 5

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	FY 2021	FY 2020	FY 2019	Q4 2021	Q4 2020
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization	$2,138,000	$1,058,000	$1,136,000
Share Price (as of the last day of the period)	$83.83	$42.31	$45.00
Weighted average common shares outstanding - basic	25,170	24,715	24,116	25,293	24,797
Weighted average common shares outstanding - diluted	25,760	25,234	24,593	25,882	25,350

Earnings Profile
Total revenues	$219,240	$204,800	$181,066	$58,497	$50,548
Net income attributable to common stockholders	23,037	44,018	99,140	38,715	(4,199)
NOI (1)	128,389	118,396	103,600	34,789	28,545
Same Store NOI (2)	115,332	109,286		30,687	26,747
Same Store NOI Growth (%) (2)	5.5%			14.7%

Earnings Metrics Per Common Share (diluted basis)
Earnings (loss)	$0.89	$1.74	$4.03	$1.50	$(0.17)
FFO (1)	$2.47	$2.27	$1.66	$0.66	$0.62
Core FFO (1)	$2.43	$2.20	$1.93	$0.69	$0.56
AFFO (1)	$2.75	$2.47	$2.20	$0.77	$0.63
Dividends declared per common share	$1.404	$1.279	$1.138	$0.380	$0.341
FFO Coverage (3)	1.76x	1.77x	1.46x	1.74x	1.81x
Core FFO Coverage (3)	1.73x	1.72x	1.70x	1.81x	1.64x
AFFO Coverage (3)	1.96x	1.94x	1.94x	2.03x	1.84x

Portfolio
Total Properties	39	37	40
Total Units (4)	14,825	14,205	14,724
Occupancy	94.3%	94.1%	94.2%
Average Effective Monthly Rent per Unit	$1,261	$1,128	$1,103

Same Store Portfolio Metrics (2)
Total Same Store Properties	33	33		33	33
Total Same Store Units	13,098	13,148		13,098	13,148
Occupancy	94.2%	93.9%		94.2%	93.9%
Average Effective Monthly Rent per Unit	$1,255	$1,130		$1,255	$1,130

Value-Add Program
Completed Full/Partial Interior Rehab Units	1,264	1,679	2,516	353	311
Cumulative Completed Rehab Units (5)	6,015
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$136
ROI on Post-Rehab Units	21.6%

Outstanding Debt Summary
Total Mortgage Debt	$1,281,146	$1,168,078	$1,193,528
Credit Facilities	280,000	183,000	218,000
Total Debt Outstanding	$1,561,146	$1,351,078	$1,411,528
Leverage Ratio (Net Debt to Enterprise Value) (6)	41%	55%	55%
(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO,” “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. Full year results are shown for the 2020-2021 Same Store properties; Q4 results are shown for the Q4 Same Store properties. For additional information regarding our Q4 and 2020-2021 Same Store properties, see the “Q4 Same Store Results” and “2020-2021 Same Store Results” section of this release.

(3)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.
(4)	Total units owned is 14,825, however 50 units are currently down due to fires and winter storm Uri in February 2021.
(5)	Inclusive of all full and partial interior upgrades completed through December 31, 2021. Cumulative results exclude rehabs completed for properties sold through December 31, 2021.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2022 Full Year Guidance Summary

NXRT is providing initial 2022 guidance ranges for earnings per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, and Same Store NOI as follows:

	Guidance Range (1)
	Low-End	Mid-Point	High-End
Earnings per diluted share (2)	$4.05	$4.15	$4.25
Core FFO per diluted share (2) (3)	$2.87	$2.97	$3.07

Same Store Growth: (4)
Rental Income	10.0%	10.9%	11.7%
Total Revenue	9.4%	10.2%	11.1%
Total Operating Expenses	7.2%	6.3%	5.5%
Same Store NOI (3)	11.0%	13.0%	15.0%

Other Considerations: (5)
Acquisitions	$150.0	$225.0	$300.0
Dispositions	$150.0	$225.0	$300.0
(1)

Full Year 2022 guidance forecast includes Same Store growth projections presented above, which takes into effect the forecast dispositions of Old Farm, Stone Creek at Old Farm and Hollister Place, thereby removing those assets from the Full Year 2022 pro forma Same Store pool.

(2)	Weighted average diluted share count estimate for full year 2022 is approximately 26.3 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2022 Same Store NOI and Core FFO guidance to net loss guidance, and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2022 pro forma Same Store pool (31 properties).
(5)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the EPS and CFFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2022 financial and earnings guidance is included in the following sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE VALUE BY MARKET

Property	NOI	Cap Rate Range (1)		Value Range (2)
Market	Contribution	Min	Max	Min	Max
Texas
Dallas/Fort Worth	13.9%	3.5%	3.8%	$541,105	$599,996
Houston	6.0%	3.9%	4.2%	209,238	233,200

North Carolina
Raleigh	4.4%	3.5%	3.8%	169,919	188,412
Charlotte	7.2%	3.5%	3.8%	276,449	306,536

Georgia
Atlanta	9.5%	3.5%	3.8%	369,473	409,685

Tennessee
Nashville	8.2%	3.5%	3.8%	320,260	355,116

Florida
Orlando	7.8%	3.5%	3.8%	304,219	337,328
Tampa	3.4%	3.5%	3.8%	130,530	144,736
South Florida	16.5%	3.5%	3.8%	642,598	712,535

Nevada
Las Vegas	9.4%	3.5%	3.8%	365,787	405,597

Arizona
Phoenix	13.7%	3.5%	3.8%	531,651	589,513
Total / Ave	100.0%	3.5%	3.8%	$3,861,229	$4,282,654

NAV SUMMARY

Component	Min	Max
Tangible Assets
Real Estate (2)	$3,861,229	$4,282,654
Cash	49,450
Restricted Cash - Renovation Reserves (5)	11,875
Renovation Capital Expenditures (5)	(11,875)
Cash Adjustments (6)	(1,482)
Fair Market Value of Interest Rate Swaps	3,526
Other Assets	36,916
Value of Assets	$3,949,639	$4,371,064

Tangible Liabilities
Credit Facility (7)	$280,000
Mortgage Debt	1,281,146
Total Outstanding Debt	1,561,146
Forward 12-month Principal Payments (6)	(1,482)
Total Outstanding Debt (FY 2022 Est.)	1,559,664
Other Tangible Liabilities (at Book)	32,983
Derivative Liability	-
Value of Liabilities	$1,592,647

Net Leverage (mid-point)	38%
Net Asset Value	$2,356,992	$2,778,417
Shares outstanding - diluted (FY 2021 Est.)	26,122
Est. NAV / Share	$90.23	$106.36
NAV / Share (mid-point)	$98.30

NOI ESTIMATE

4Q 2021 NOI Actual	34,789
FY 2021 NOI Actual	128,389
	Low	High
Estimated 1Q 2022 NOI Guidance (3)	34,560	35,308
2022 Pro Forma NOI Guidance (3)(4)	$145,738	$150,826

IMPLIED VALUATION METRICS

	Min	Max
Implied Real Estate Value	$3,861,229	$4,282,654
No. of Units (December 31, 2021) (2)	14,825
Implied Value/Apartment Unit	$260.5	$288.9
Implied Value/Apartment Unit (mid-point)	$274.7

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (39 properties at December 31, 2021).
(3)

The Company anticipates net income (loss) will be in the range between approximately $106.9 million and $112.2 million for the full year 2022 and between $(7.0) million and $(7.8) million for the first quarter of 2022. FY 2022 NOI Guidance considers the forecast dispositions of Old Farm, Stone Creek at Old Farm, and Hollister Place, and considers a commensurate volume of capital recycling.

(4)

2022 Pro Forma NOI Guidance takes into effect the forecast dispositions of Old Farm, Stone Creek at Old Farm, and Hollister Place as if they were disposed of on December 31, 2022, which we estimate would have contributed approximately an additional $2,000, $500, and $700, respectively, to NOI. Additionally, 2022 Pro Forma NOI Guidance excludes NOI for projected acquisitions in 2022, which we estimate would have contributed approximately an additional $5,400 to NOI.

(5)	Includes approximately $11.9 million that is held for value-add upgrades; reduced by $11.9 million for estimated 2022 rehab expenditures.
(6)	Includes approximately $1.5 million in forward 12-month principal payments.
(7)	Includes outstanding balance as of December 31, 2021.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
ASSETS
Operating Real Estate Investments
Land	$375,857	$323,429
Buildings and improvements	1,743,866	1,544,115
Intangible lease assets	2,576	1,675
Construction in progress	6,078	10,796
Furniture, fixtures, and equipment	120,419	96,228
Total Gross Operating Real Estate Investments	2,248,796	1,976,243
Accumulated depreciation and amortization	(287,096)	(215,494)
Total Net Real Estate Investments	1,961,700	1,760,749
Cash and cash equivalents	49,450	24,457
Restricted cash	39,246	32,558
Accounts receivable, net	4,844	9,045
Prepaid and other assets	4,701	2,405
Fair market value of interest rate swaps	3,526	—
TOTAL ASSETS	$2,063,467	$1,829,214

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Mortgages payable, net	$1,276,285	$1,162,855
Credit facility, net	278,215	182,323
Accounts payable and other accrued liabilities	12,590	10,058
Accrued real estate taxes payable	13,182	12,822
Accrued interest payable	2,491	2,274
Security deposit liability	2,945	2,688
Prepaid rents	1,775	1,639
Fair market value of interest rate swaps	—	43,530
Total Liabilities	1,587,483	1,418,189

Redeemable noncontrolling interests in the Operating Partnership	6,139	3,098

Stockholders' Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,500,567 and 25,016,957 shares issued and outstanding, respectively	255	250
Additional paid-in capital	407,803	376,710
Accumulated earnings less dividends	59,209	75,321
Accumulated other comprehensive income (loss)	2,578	(44,354)
Total Stockholders' Equity	469,845	407,927
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,063,467	$1,829,214

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

(Unaudited)

	For the Year Ended December 31,
	2021	2020	2019
Revenues
Rental income	$213,505	$199,237	$177,162
Other income	5,735	5,563	3,904
Total revenues	219,240	204,800	181,066
Expenses
Property operating expenses	47,739	47,201	42,692
Real estate taxes and insurance	33,152	31,709	25,113
Property management fees (1)	6,334	5,971	5,388
Advisory and administrative fees (2)	7,631	7,670	7,500
Corporate general and administrative expenses	11,966	10,035	9,613
Property general and administrative expenses	7,332	6,239	6,765
Depreciation and amortization	86,878	82,411	69,086
Total expenses	201,032	191,236	166,157
Operating income before gain on sales of real estate	18,208	13,564	14,909
Gain on sales of real estate	46,214	69,151	127,684
Operating income	64,422	82,715	142,593
Interest expense	(44,623)	(44,753)	(37,385)
Loss on extinguishment of debt and modification costs	(912)	(1,470)	(2,869)
Casualty gain (loss)	2,595	5,886	(3,488)
Miscellaneous income	1,624	1,772	587
Net income	23,106	44,150	99,438
Net income attributable to redeemable noncontrolling interests in the Operating Partnership	69	132	298
Net income attributable to common stockholders	$23,037	$44,018	$99,140
Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	47,073	(46,961)	(14,625)
Total comprehensive income (loss)	70,179	(2,811)	84,813
Comprehensive income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	210	(9)	254
Comprehensive income (loss) attributable to common stockholders	$69,969	$(2,802)	$84,559

Weighted average common shares outstanding - basic	25,170	24,715	24,116
Weighted average common shares outstanding - diluted	25,760	25,234	24,593

Earnings per share - basic	$0.92	$1.78	$4.11
Earnings per share - diluted	$0.89	$1.74	$4.03
(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the years and three months ended December 31, 2021 and 2020 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,		For the Three Months Ended December 31,
		2021	2020	2021	2020
Net income (loss)		$23,106	$44,150	$38,831	$(4,212)
Adjustments to reconcile net income (loss) to NOI
Advisory and administrative fees		7,631	7,670	1,925	1,893
Corporate general and administrative expenses		11,966	10,035	2,896	1,595
Casualty-related expenses/(recoveries)	(1)	(200)	790	72	64
Casualty losses (gains)		(2,595)	(5,886)	(216)	(1,954)
Pandemic expense	(2)	50	510	4	35
Property general and administrative expenses	(3)	2,232	1,644	571	143
Depreciation and amortization		86,878	82,411	24,543	19,932
Interest expense		44,623	44,753	11,793	11,049
Loss on extinguishment of debt and modification costs		912	1,470	584	—
Gain on sales of real estate		(46,214)	(69,151)	(46,214)	—
NOI		$128,389	$118,396	$34,789	$28,545
Less Non-Same Store
Revenues		(19,157)	(14,101)	(6,430)	(2,748)
Operating expenses		6,971	6,678	2,328	1,237
Operating income		(871)	(1,687)	—	(287)
Same Store NOI		$115,332	$109,286	$30,687	$26,747
(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses.
(2)	Represents additional cleaning, disinfecting and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our NOI and our 2019-2021 Same Store NOI for the years ended December 31, 2021, 2020 and 2019 to net income, the most directly comparable GAAP financial measure (in thousands):

		For the Year Ended December 31,
		2021	2020	2019
Net income		$23,106	$44,150	$99,438
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,631	7,670	7,500
Corporate general and administrative expenses		11,966	10,035	9,613
Casualty-related expenses/(recoveries)	(1)	(200)	790	(34)
Casualty losses (gains)		(2,595)	(5,886)	3,488
Pandemic expense	(2)	50	510	—
Property general and administrative expenses	(3)	2,232	1,644	1,939
Depreciation and amortization		86,878	82,411	69,086
Interest expense		44,623	44,753	37,385
Loss on extinguishment of debt and modification costs		912	1,470	2,869
Gain on sales of real estate		(46,214)	(69,151)	(127,684)
NOI		$128,389	$118,396	$103,600
Less Non-Same Store
Revenues		(98,786)	(89,362)	(69,608)
Operating expenses		39,001	37,394	29,163
Operating income		(871)	(1,687)	(587)
Same Store NOI		$67,733	$64,741	$62,568
(1)	Adjustment to net income to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(3)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2020-2021 Same Store Results of Operations for the Years Ended December 31, 2021 and 2020

There are 33 properties encompassing 13,098 units of apartment space, or approximately 88% of our Portfolio, in our same store pool for the years ended December 31, 2021 and 2020 (our “2020-2021 Same Store” properties). Our 2020-2021 Same Store properties exclude the following 6 properties in our Portfolio as of December 31, 2021: Fairways at San Marcos, Cutter’s Point, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station and Hudson High House as well as the 50 units mentioned on page 1 that are currently down.

As of December 31, 2021, our 2020-2021 Same Store properties were approximately 94.2% leased with a weighted average monthly effective rent per occupied apartment unit of $1,255, a year-over-year increase of 30 bps and an increase of $125, respectively.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2021 and 2020 for our 2020-2021 Same Store and Non-Same Store properties (dollars in thousands):

	For the Year Ended December 31,
	2021	2020	$ Change	% Change
Revenues
Same Store
Rental income	$194,609	$185,283	$9,326	5.0%
Other income	5,474	5,416	58	1.1%
Same Store revenues	200,083	190,699	9,384	4.9%
Non-Same Store
Rental income	18,896	13,954	4,942	35.4%
Other income	261	147	114	77.6%
Non-Same Store revenues	19,157	14,101	5,056	35.9%
Total revenues	219,240	204,800	14,440	7.1%

Operating expenses
Same Store
Property operating expenses (1)	43,643	41,949	1,694	4.0%
Real estate taxes and insurance	31,525	29,874	1,651	5.5%
Property management fees (2)	5,758	5,499	259	4.7%
Property general and administrative expenses (3)	4,578	4,175	403	9.7%
Same Store operating expenses	85,504	81,497	4,007	4.9%
Non-Same Store
Property operating expenses (4)	4,246	3,952	294	7.4%
Real estate taxes and insurance	1,627	1,835	(208)	-11.3%
Property management fees (2)	576	472	104	22.0%
Property general and administrative expenses (5)	522	419	103	24.6%
Non-Same Store operating expenses	6,971	6,678	293	4.4%
Total operating expenses	92,475	88,175	4,300	4.9%

Operating income
Same Store
Miscellaneous income	753	84	669	N/M
Non-Same Store
Miscellaneous income	871	1,687	(816)	-48.4%
Total operating income	1,624	1,771	(147)	-8.3%

NOI
Same Store	115,332	109,286	6,046	5.5%
Non-Same Store	13,057	9,110	3,947	43.3%
Total NOI (6)	$128,389	$118,396	$9,993	8.4%
(1)	For the years ended December 31, 2021 and 2020, excludes approximately $255,000 and $414,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the years ended December 31, 2021 and 2020, excludes approximately $1,874,000 and $1,289,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the years ended December 31, 2021 and 2020, excludes approximately $5,000 and $203,000, respectively, of casualty-related expenses.
(5)

For the years ended December 31, 2021 and 2020, excludes approximately $358,000 and $356,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our 2020-2021 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2021 and 2020 (dollars in thousands, except for per unit data):

	FY 2021	FY 2020	% Change
Same Store Total Units	13,098	13,148
Same Store Occupied Units	12,341	12,351
Same Store Ending Occupancy	94.2%	93.9%	0.3%
Same Store Average Rent per Unit	$1,255	$1,130	11.1%

Same Store Revenues
Same Store Rental Income	$194,609	$185,283	5.0%
Same Store Other Income	5,474	5,416	1.1%
Total Same Store Revenues	200,083	190,699	4.9%

Same Store Operating Expenses
Payroll	17,368	17,171	1.1%
Repairs & Maintenance	16,786	15,601	7.6%
Utilities	9,489	9,177	3.4%
Real Estate Taxes	26,827	25,726	4.3%
Insurance	4,698	4,148	13.3%
Property Management Fees	5,758	5,499	4.7%
Office Operations	2,961	2,659	11.4%
Marketing	1,617	1,516	6.7%
Total Same Store Operating Expenses	85,504	81,497	4.9%

Same Store Operating Income
Miscellaneous income	753	84	796.4%
Total Same Store Operating Income	753	84	796.4%

2020-2021 Same Store NOI	$115,332	$109,286	5.5%

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2020-2021 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	2021	2020	% Change	2021	2020	bps ∆	2021	2020	% Change
Texas
Dallas	2,379	$1,068	$974	9.7%	94.8%	94.6%	20	$31,673	$30,574	3.6%
Houston	1,164	1,185	1,115	6.3%	94.1%	91.9%	220	16,685	16,644	0.2%
Average/Total	3,543	1,106	1,020	8.4%	94.6%	93.7%	90	48,358	47,218	2.4%

North Carolina
Charlotte	562	1,109	1,020	8.7%	95.4%	92.0%	340	7,360	7,192	2.3%
Average/Total	562	1,109	1,020	8.7%	95.4%	92.0%	340	7,360	7,192	2.3%

Georgia
Atlanta	1,457	1,281	1,130	13.4%	92.4%	95.5%	-310	20,517	19,694	4.2%
Average/Total	1,457	1,281	1,130	13.4%	92.4%	95.5%	-310	20,517	19,694	4.2%

Tennessee
Nashville	1,338	1,108	1,028	7.8%	95.4%	93.1%	230	18,158	17,242	5.3%
Average/Total	1,338	1,108	1,028	7.8%	95.4%	93.1%	230	18,158	17,242	5.3%

Florida
Orlando	1,172	1,285	1,173	9.5%	95.6%	92.2%	340	17,579	16,683	5.4%
Tampa	576	1,161	985	17.9%	94.8%	94.6%	20	7,650	7,030	8.8%
South Florida	1,959	1,645	1,459	12.7%	94.5%	95.3%	-80	37,772	35,589	6.1%
Average/Total	3,707	1,456	1,295	12.4%	94.9%	94.2%	70	63,001	59,302	6.2%

Arizona
Phoenix	1,327	1,245	1,103	12.9%	94.6%	94.7%	-10	20,425	18,880	8.2%
Average/Total	1,327	1,245	1,103	12.9%	94.6%	94.7%	-10	20,425	18,880	8.2%

Nevada
Las Vegas	1,164	1,293	1,139	13.5%	91.0%	93.0%	-200	16,790	15,755	6.6%
Average/Total

Average/Total	13,098	$1,255	$1,130	11.1%	94.2%	93.9%	30	$194,609	$185,283	5.0%
(1)	This table only includes the 33 properties in our 2020-2021 Same Store pool.

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income

	Total	Q4 2021	Q3 2021	% Change	Q4 2021	Q3 2021	bps ∆	Q4 2021	Q3 2021	% Change
Texas
Dallas	2,379	$1,068	$1,023	4.4%	94.8%	94.9%	-10	$8,245	$7,928	4.0%
Houston	1,164	1,185	1,142	3.8%	94.1%	96.0%	-190	4,309	4,214	2.3%
Average/Total	3,543	1,106	1,062	4.1%	94.6%	95.2%	-60	12,554	12,142	3.4%

North Carolina
Charlotte	562	1,109	1,076	3.1%	95.4%	95.4%	0	1,899	1,832	3.7%
Average/Total	562	1,109	1,076	3.1%	95.4%	95.4%	0	1,899	1,832	3.7%

Georgia
Atlanta	1,457	1,281	1,214	5.5%	92.4%	94.2%	-180	5,320	5,084	4.6%
Average/Total	1,457	1,281	1,214	5.5%	92.4%	94.2%	-180	5,320	5,084	4.6%

Tennessee
Nashville	1,338	1,108	1,073	3.3%	95.4%	95.7%	-30	4,793	4,632	3.5%
Average/Total	1,338	1,108	1,073	3.3%	95.4%	95.7%	-30	4,793	4,632	3.5%

Florida
Orlando	1,172	1,285	1,232	4.3%	95.6%	96.2%	-60	4,659	4,450	4.7%
Tampa	576	1,161	1,097	5.8%	94.8%	95.8%	-100	2,030	1,949	4.2%
South Florida	1,959	1,645	1,580	4.1%	94.5%	95.8%	-130	9,854	9,531	3.4%
Average/Total	3,707	1,456	1,395	4.4%	94.9%	95.9%	-100	16,543	15,930	3.8%

Arizona
Phoenix	1,327	1,245	1,191	4.5%	94.6%	96.9%	-230	5,320	5,266	1.0%
Average/Total	1,327	1,245	1,191	4.5%	94.6%	96.9%	-230	5,320	5,266	1.0%

Nevada
Las Vegas	1,164	1,293	1,236	4.6%	91.0%	92.9%	-190	4,381	4,119	6.4%
Average/Total	1,164	1,293	1,236	4.6%	91.0%	92.9%	-190	4,381	4,119	6.4%

Average/Total	13,098	$1,255	$1,204	4.2%	94.2%	95.3%	-110	$50,810	$49,005	3.7%

(1)	This table only includes the 33 properties in our Q4 Same Store pool.

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2019-2021 Same Store Results of Operations for the Years Ended December 31, 2021, 2020 and 2019

There are 22 properties encompassing 8,514 units of apartment space, or approximately 57% of our Portfolio, in our same store pool for the years ended December 31, 2021, 2020 and 2019 (our “2019-2021 Same Store” properties). Our 2019-2021 Same Store properties exclude the following 17 properties in our Portfolio as of December 31, 2021: Bella Vista, The Enclave, The Heritage, Summers Landing, Residences at Glenview Reserve, Residences at West Place, Avant at Pembroke Pines, Arbors of Brentwood, Torreyana, Bloom, Bella Solara, Fairways at San Marcos, Cutter’s Point, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station and Hudson High House as well as the 50 units mentioned on page 1 that are currently down.

As of December 31, 2021, our 2019-2021 Same Store properties were approximately 94.5% leased with a weighted average monthly effective rent per occupied apartment unit of $1,162. As of December 31, 2020, our 2019-2021 Same Store properties were approximately 94.1% leased with a weighted average monthly effective rent per occupied apartment unit of $1,050. As of December 31, 2019, our 2019-2021 Same Store properties were approximately 94.5% leased with a weighted average monthly effective rent per occupied apartment unit of $1,035.

The following table reflects the revenues, property operating expenses and NOI for the years ended December 31, 2021, 2020 and 2019 for our 2019-2021 Same Store and Non-Same Store properties (dollars in thousands):

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

	For the Year Ended December 31,			2021 compared to 2020		2020 compared to 2019
	2021	2020	2019	$ Change	% Change	$ Change	% Change
Revenues
Same Store
Rental income	$118,292	$113,402	$109,222	$4,890	4.3%	$4,180	3.8%
Other income	2,162	2,036	2,236	126	6.2%	(200)	-8.9%
Same Store revenues	120,454	115,438	111,458	5,016	4.3%	3,980	3.6%
Non-Same Store
Rental income	95,213	85,835	67,940	9,378	10.9%	17,895	26.3%
Other income	3,573	3,527	1,668	46	1.3%	1,859	111.5%
Non-Same Store revenues	98,786	89,362	69,608	9,424	10.5%	19,754	28.4%
Total revenues	219,240	204,800	181,066	14,440	7.1%	23,734	13.1%

Operating expenses
Same Store
Property operating expenses (1)	27,334	26,061	25,766	1,273	4.9%	295	1.1%
Real estate taxes and insurance	19,593	18,582	16,787	1,011	5.4%	1,795	10.7%
Property management fees (2)	3,559	3,428	3,324	131	3.8%	104	3.1%
Property general and administrative expenses (3)	2,988	2,710	3,013	278	10.3%	(303)	-10.1%
Same Store operating expenses	53,474	50,781	48,890	2,693	5.3%	1,891	3.9%
Non-Same Store
Property operating expenses (4)	20,555	19,840	16,960	715	3.6%	2,880	17.0%
Real estate taxes and insurance	13,559	13,127	8,326	432	3.3%	4,801	57.7%
Property management fees (2)	2,775	2,543	2,064	232	9.1%	479	23.2%
Property general and administrative expenses (5)	2,112	1,884	1,813	228	12.1%	71	3.9%
Non-Same Store operating expenses	39,001	37,394	29,163	1,607	4.3%	8,231	28.2%
Total operating expenses	92,475	88,175	78,053	4,300	4.9%	10,122	13.0%

Operating income
Same Store
Miscellaneous income	753	84	—	669	N/M	84	0.0%
Non-Same Store
Miscellaneous income	871	1,687	587	(816)	-48.4%	1,100	N/M
Total operating income	1,624	1,771	587	(147)	-8.3%	1,184	N/M

NOI
Same Store	67,733	64,741	62,568	2,992	4.6%	2,173	3.5%
Non-Same Store	60,656	53,655	41,032	7,001	13.0%	12,623	30.8%
Total NOI (6)	$128,389	$118,396	$103,600	$9,993	8.4%	$14,796	14.3%

(1)	For the years ended December 31, 2021, 2020 and 2019, excludes approximately $248,000, $595,000 and $80,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the years ended December 31, 2021, 2020 and 2019, excludes approximately $1,256,000, $674,000 and $1,071,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the years ended December 31, 2021, 2020 and 2019, excludes approximately $98,000, $1,895,000 and $46,000, respectively, of casualty-related expenses.
(5)

For the years ended December 31, 2021, 2020 and 2019, excludes approximately $976,000, $970,000 and $869,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table contains additional information about our 2019-2021 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the years ended December 31, 2021, 2020 and 2019 (dollars in thousands, except for per unit data):

				2021 vs 2020	2020 vs 2019
	FY 2021	FY 2020	FY 2019	% Change	% Change
Same Store Total Units	8,514	8,564	8,564
Same Store Occupied Units	8,049	8,059	8,089
Same Store Ending Occupancy	94.5%	94.1%	94.5%	0.4%	-0.4%
Same Store Average Rent per Unit	$1,162	$1,050	$1,035	10.7%	1.4%

Same Store Revenues
Same Store Rental Income	$118,292	$113,402	$109,222	4.3%	3.8%
Same Store Other Income	2,162	2,036	2,236	6.2%	-8.9%
Total Same Store Revenues	120,454	115,438	111,458	4.3%	3.6%

Same Store Operating Expenses
Payroll	11,297	11,184	11,025	1.0%	1.4%
Repairs & Maintenance	9,716	9,078	8,993	7.0%	0.9%
Utilities	6,321	5,799	5,748	9.0%	0.9%
Real Estate Taxes	17,045	16,324	14,796	4.4%	10.3%
Insurance	2,548	2,258	1,991	12.8%	13.4%
Property Management Fees	3,559	3,428	3,324	3.8%	3.1%
Office Operations	1,934	1,717	1,812	12.6%	-5.2%
Marketing	1,054	993	1,201	6.1%	-17.3%
Total Same Store Operating Expenses	53,474	50,781	48,890	5.3%	3.9%

Same Store Operating Income
Miscellaneous income	753	84	—	796.4%	0.0%
Total Same Store Operating Income	753	84	—	796.4%	0.0%

2019-2021 Same Store NOI	$67,733	$64,741	$62,568	4.6%	3.5%

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q4 Same Store Results of Operations for the Three Months Ended December 31, 2021 and 2020

There are 33 properties encompassing 13,098 units of apartment space, or approximately 88% of our Portfolio, in our same store pool for the three months ended December 31, 2021 and 2020 (our “Q4 Same Store” properties). Our Q4 Same Store properties exclude the following 6 properties in our Portfolio as of December 31, 2021: Fairways at San Marcos, Cutter’s Point, The Verandas at Lake Norman, Creekside at Matthews, Six Forks Station and Hudson High House as well as the 50 units mentioned on page 1 that are currently down.

As of December 31, 2021, our Q4 Same Store properties were approximately 94.2% leased with a weighted average monthly effective rent per occupied apartment unit of $1,255, a year-over-year increase of 30 bps and an increase of $125, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended December 31, 2021 and 2020 for our Q4 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended December 31,
	2021	2020	$ Change	% Change
Revenues
Same Store
Rental income	$50,810	$46,565	$4,245	9.1%
Other income	1,257	1,235	22	1.8%
Same Store revenues	52,067	47,800	4,267	8.9%
Non-Same Store
Rental income	6,390	2,727	3,663	N/M
Other income	40	21	19	N/M
Non-Same Store revenues	6,430	2,748	3,682	N/M
Total revenues	58,497	50,548	7,949	15.7%

Operating expenses
Same Store
Property operating expenses (1)	11,168	10,809	359	3.3%
Real estate taxes and insurance	7,698	7,876	(178)	-2.3%
Property management fees (2)	1,498	1,376	122	8.9%
Property general and administrative expenses (3)	1,135	1,076	59	5.5%
Same Store operating expenses	21,499	21,137	362	1.7%
Non-Same Store
Property operating expenses (4)	1,379	702	677	N/M
Real estate taxes and insurance	578	348	230	N/M
Property management fees (2)	196	91	105	N/M
Property general and administrative expenses (5)	175	96	79	N/M
Non-Same Store operating expenses	2,328	1,237	1,091	N/M
Total operating expenses	23,827	22,374	1,453	6.5%

Operating income
Same Store
Miscellaneous income	119	84	35	41.7%
Non-Same Store
Miscellaneous income	—	287	(287)	0.0%
Total operating income	119	371	(252)	-67.9%

NOI
Same Store	30,687	26,747	3,940	14.7%
Non-Same Store	4,102	1,798	2,304	N/M
Total NOI (6)	$34,789	$28,545	$6,244	21.9%
(1)	For the three months ended December 31, 2021 and 2020, excludes approximately $22,000 and $603,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended December 31, 2021 and 2020, excludes approximately $489,000 and $80,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(4)	For the three months ended December 31, 2021 and 2020, excludes approximately $98,000 and $702,000, respectively, of casualty-related expenses.
(5)

For the three months ended December 31, 2021 and 2020, excludes approximately $82,000 and $63,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q4 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended December 31, 2021 and 2020 (dollars in thousands, except for per unit data):

	Q4 2021	Q4 2020	% Change
Same Store Total Units	13,098	13,148
Same Store Occupied Units	12,341	12,351
Same Store Ending Occupancy	94.2%	93.9%	0.3%
Same Store Average Rent per Unit	$1,255	$1,130	11.1%

Same Store Revenues
Same Store Rental Income	$50,810	$46,565	9.1%
Same Store Other Income	1,257	1,235	1.8%
Total Same Store Revenues	52,067	47,800	8.9%

Same Store Operating Expenses
Payroll	4,501	4,413	2.0%
Repairs & Maintenance	4,321	4,139	4.4%
Utilities	2,346	2,257	3.9%
Real Estate Taxes	6,507	6,770	-3.9%
Insurance	1,191	1,106	7.7%
Property Management Fees	1,498	1,376	8.9%
Office Operations	694	704	-1.4%
Marketing	441	372	18.5%
Total Same Store Operating Expenses	21,499	21,137	1.7%

Same Store Operating Income
Miscellaneous income	119	84	41.7%
Total Same Store Operating Income	119	84	41.7%

Q4 Same Store NOI	$30,687	$26,747	14.7%

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income, the most directly comparable GAAP financial measure, for the years ended December 31, 2021, 2020 and 2019 and for the three months ended December 31, 2021 and 2020 (in thousands, except per share amounts):

		For the Year Ended December 31,			For the Three Months Ended December 31,
		2021	2020	2019	2021	2020
Net income		$23,106	$44,150	$99,438	$38,831	$(4,212)
Depreciation and amortization		86,878	82,411	69,086	24,543	19,932
Gain on sales of real estate		(46,214)	(69,151)	(127,684)	(46,214)	—
Adjustment for noncontrolling interests		(191)	(172)	(122)	(51)	(47)
FFO attributable to common stockholders		63,579	57,238	40,718	17,109	15,673

FFO per share - basic		$2.53	$2.32	$1.69	$0.68	$0.63
FFO per share - diluted		$2.47	$2.27	$1.66	$0.66	$0.62

Loss on extinguishment of debt and modification costs		912	1,470	2,869	584	—
Casualty-related expenses/(recoveries)		(200)	790	(34)	72	64
Casualty losses (gains)		(2,595)	(5,886)	3,488	(216)	(1,954)
Pandemic expense	(1)	50	510	—	4	35
Amortization of deferred financing costs - acquisition term notes		737	1,384	553	238	345
Adjustment for noncontrolling interests		4	6	(21)	(2)	5
Core FFO attributable to common stockholders		62,487	55,512	47,573	17,789	14,168

Core FFO per share - basic		$2.48	$2.25	$1.97	$0.70	$0.57
Core FFO per share - diluted		$2.43	$2.20	$1.93	$0.69	$0.56

Amortization of deferred financing costs - long term debt		1,460	1,453	1,530	379	351
Equity-based compensation expense		6,997	5,504	5,130	1,786	1,434
Adjustment for noncontrolling interests		(25)	(21)	(20)	(6)	(5)
AFFO attributable to common stockholders		70,919	62,448	54,213	19,948	15,948

AFFO per share - basic		$2.82	$2.53	$2.25	$0.79	$0.64
AFFO per share - diluted		$2.75	$2.47	$2.20	$0.77	$0.63

Weighted average common shares outstanding - basic		25,170	24,715	24,116	25,293	24,797
Weighted average common shares outstanding - diluted		25,760	25,234	24,593	25,882	25,350

Dividends declared per common share		$1.404	$1.279	$1.138	$0.380	$0.341

FFO Coverage - diluted	(2)	1.76x	1.77x	1.46x	1.74x	1.81x
Core FFO Coverage - diluted	(2)	1.73x	1.72x	1.70x	1.81x	1.64x
AFFO Coverage - diluted	(2)	1.96x	1.94x	1.94x	2.03x	1.84x

(1)	Represents additional cleaning, disinfecting, PPE and other costs incurred at the properties related to COVID-19 that are not reflective of the continuing operations of the properties.
(2)	Indicates coverage ratio of FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	FY 2021	FY 2020	% Change	Q4 2021	Q4 2020	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$289,510	$84,480	242.7%	$93,250	$84,480	10.4%

Capitalized Rehab Expenditures
Interior	11,278	10,093	11.7%	3,180	2,660	19.5%
Exterior and common area	7,773	20,447	-62.0%	994	5,015	N/M

Capitalized Maintenance Expenditures
Recurring	6,191	5,417	14.3%	348	1,293	N/M
Non-Recurring	4,891	3,746	30.6%	1,003	630	N/M

Total Capital Expenditures	$319,643	$124,183	157.4%	$98,775	$94,078	5.0%

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	53	1,217	$1,384	$8,941	13.8%	22.5%
Arbors on Forest Ridge	210	162	781	882	4,429	12.9%	27.3%
Atera Apartments	380	178	1,130	1,278	3,233	13.2%	55.2%
Avant at Pembroke Pines	1,520	304	1,608	1,857	13,868	15.5%	21.6%
Bella Solara	320	71	1,255	1,417	9,820	12.9%	19.8%
Bella Vista	248	126	1,371	1,524	11,055	11.1%	16.6%
Bloom	528	45	1,193	1,349	11,705	13.0%	15.9%
Brandywine I & II	632	259	970	1,126	8,756	16.0%	21.3%
Courtney Cove	324	201	874	977	4,869	11.7%	25.2%
Creekside at Matthews	240	10	1,206	1,251	984	3.7%	54.9%
Cutter's Point	196	140	956	1,073	5,825	12.3%	24.2%
Fairways of San Marcos	352	52	1,482	1,654	12,108	11.6%	17.1%
Hollister Place	260	202	904	1,055	7,413	16.7%	24.4%
Madera Point	256	229	842	948	4,255	12.6%	29.9%
Parc500	217	178	1,213	1,398	14,707	15.3%	15.1%
Radbourne Lake	225	311	1,011	1,057	1,042	4.5%	52.0%
Residences at Glenview Reserve	360	82	1,022	1,194	10,957	16.9%	18.9%
Residences at West Place	342	50	1,251	1,372	6,181	9.6%	23.4%
Rockledge Apartments	708	263	1,112	1,303	10,470	17.1%	21.8%
Sabal Palm at Lake Buena Vista	400	22	1,265	1,365	986	7.9%	121.8%
Seasons 704 Apartments	222	188	1,099	1,203	5,773	9.5%	21.7%
Silverbrook	642	463	790	874	4,080	10.7%	25.0%
Six Forks Station	323	2	1,088	1,310	10,920	20.4%	24.4%
Summers Landing	196	18	861	1,020	7,612	18.5%	25.1%
Summit at Sabal Park	252	205	930	1,032	5,661	11.0%	21.6%
The Cornerstone	430	352	944	1,033	5,389	9.4%	19.8%
The Enclave	204	117	1,381	1,561	9,835	13.0%	22.0%
The Heritage	204	108	1,304	1,454	10,934	11.6%	16.5%
The Preserve at Terrell Mill	752	590	825	978	9,924	18.6%	18.5%
The Verandas at Lake Norman	264	6	1,399	1,582	7,983	13.0%	27.4%
The Venue on Camelback	415	183	708	962	10,322	35.9%	29.5%
Timber Creek	352	215	865	1,006	7,631	16.4%	22.3%
Torreyana Apartments	316	22	1,443	1,563	11,580	8.3%	12.5%
Venue at 8651	333	269	803	911	6,717	13.4%	19.3%
Versailles	388	289	800	898	6,168	12.2%	19.0%
Versailles II	242	50	900	1,024	5,038	13.9%	29.7%
Total/Weighted Average	13,599	6,015	$985	$1,121	$7,547	13.8%	21.6%

Total/Weighted Average Completed	13,599	6,015	$985	$1,121	$7,547	13.8%	21.6%

Planned Value-Add Programs			Projected Avg. Rent			Rent Change & ROI (Projections)
Old Farm	734	—	$1,226	$1,316	TBD	7.3%	TBD
Stone Creek at Old Farm	190	—	1,261	1,305	TBD	3.5%	TBD
Hudson High House	302	—	1,329	1,494	TBD	12.4%	TBD
Total/Weighted Average Planned	1,226	—	$1,257	$1,358	TBD	8.1%	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through December 31, 2021.
(3)	Inclusive of all full and partial interior upgrades completed and leased through December 31, 2021.

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	277	$817	$50	73.1%
Arbors on Forest Ridge	210	112	713	40	67.3%
Atera Apartments	380	354	803	40	59.9%
Avant at Pembroke Pines	1,520	48	768	38	59.2%
Brandywine I & II	632	41	953	76	95.4%
Creekside at Matthews	240	9	1,100	55	60.0%
Cutter's Point	196	129	717	45	76.1%
Hollister Place	260	220	957	50	62.7%
Madera Point	256	156	885	30	40.2%
Radbourne Lake	225	224	717	40	66.9%
Rockledge Apartments	708	564	794	40	60.5%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Silverbrook	642	367	723	48	80.4%
Six Forks Station	323	81	1,100	55	60.0%
Summers Landing	196	76	801	50	74.9%
Summit at Sabal Park	252	231	988	40	48.6%
The Cornerstone	430	17	809	50	74.2%
The Verandas at Lake Norman	264	20	1,100	45	49.1%
Timber Creek	352	126	720	45	75.0%
Venue at 8651	333	219	711	46	77.6%
Versailles	388	295	864	50	68.9%
Versailles II	242	121	875	27	37.3%
Total/Weighted Average	8,795	4,321	$788	$47	72.0%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through December 31, 2021.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through December 31, 2021.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	27.6%
Arbors on Forest Ridge	210	210	1,416	45	27.7%
Atera Apartments	380	380	1,339	50	33.5%
Avant at Pembroke Pines	1,520	1,520	1,350	45	29.0%
Bella Vista	248	248	970	40	43.3%
Brandywine I & II	632	632	1,234	45	31.7%
Courtney Cove	324	324	1,238	35	22.4%
Cutter's Point	196	196	1,400	45	28.0%
Fairways of San Marcos	352	352	901	40	19.7%
Hollister Place	260	260	843	35	47.3%
Madera Point	256	256	1,283	45	30.5%
Old Farm	734	734	928	45	55.3%
Radbourne Lake	225	225	630	35	50.0%
Residences at Glenview Reserve	360	360	1,017	45	46.9%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	31.7%
Silverbrook	642	642	1,308	45	29.9%
Stone Creek at Old Farm	190	190	909	45	56.5%
Summers Landing	196	196	1,449	45	27.0%
The Cornerstone	430	430	1,236	45	31.7%
The Enclave	204	204	966	40	43.5%
The Heritage	204	204	997	40	42.1%
Timber Creek	352	352	1,299	45	30.2%
Venue at 8651	333	333	1,229	45	31.9%
Versailles	388	388	1,080	45	36.3%
Versailles II	242	242	1,241	45	31.6%
Total/Weighted Average	9,624	9,624	$1,185	$43	33.5%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Bella Solara	320	—	TBD	TBD	TBD
Bloom	528	—	TBD	TBD	TBD
Creekside at Matthews	240	—	TBD	TBD	TBD
Residences at West Place	342	—	TBD	TBD	TBD
Rockledge Apartments	708	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Six Forks Station	323	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD
The Verandas at Lake Norman	264	—	TBD	TBD	TBD
Torreyana Apartments	316	—	TBD	TBD	TBD
Total/Weighted Average Planned	4,682	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through December 31, 2021.
(3)	Inclusive of all smart home technology package upgrades completed and leased through December 31, 2021.

NXRT.NEXPOINT.COM	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of December 31, 2021 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	84	$13,130	1.78%	7/1/2024
Cutter's Point	Floating	84	16,640	1.78%	7/1/2024
Silverbrook	Floating	84	30,590	1.78%	7/1/2024
The Summit at Sabal Park	Floating	84	13,560	1.72%	7/1/2024
Courtney Cove	Floating	84	13,680	1.72%	7/1/2024
The Preserve at Terrell Mill	Floating	84	42,480	1.72%	7/1/2024
Versailles	Floating	84	23,880	1.72%	7/1/2024
Seasons 704 Apartments	Floating	84	17,460	1.72%	7/1/2024
Madera Point	Floating	84	15,150	1.72%	7/1/2024
Venue at 8651	Floating	84	13,734	1.88%	7/1/2024
The Venue on Camelback	Floating	84	28,093	1.78%	7/1/2024
Old Farm	Floating	84	52,886	1.78%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	1.78%	7/1/2024
Timber Creek	Floating	84	24,100	1.36%	10/1/2025
Radbourne Lake	Floating	84	20,000	1.39%	10/1/2025
Sabal Palm at Lake Buena Vista	Floating	84	42,100	1.40%	9/1/2025
Cornerstone	Fixed	120	20,803	4.24%	3/1/2023
Parc500	Fixed	120	14,665	4.49%	8/1/2025
Hollister Place	Floating	84	14,811	1.44%	10/1/2025
Rockledge Apartments	Floating	84	68,100	1.67%	7/1/2024
Atera Apartments	Floating	84	29,500	1.58%	11/1/2024
Versailles II	Floating	84	12,061	1.28%	10/1/2025
Brandywine I & II	Floating	84	43,835	1.28%	10/1/2025
Bella Vista	Floating	84	29,040	1.42%	2/1/2026
The Enclave	Floating	84	25,322	1.42%	2/1/2026
The Heritage	Floating	84	24,625	1.42%	2/1/2026
Summers Landing	Floating	84	10,109	1.28%	10/1/2025
Residences at Glenview Reserve	Floating	84	26,445	1.54%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	1.53%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	1.53%	10/1/2026
Torreyana Apartments	Floating	84	37,400	1.80%	12/1/2026
Bloom	Floating	84	58,850	1.80%	12/1/2026
Bella Solara	Floating	84	36,575	1.80%	12/1/2026
Fairways at San Marcos	Floating	84	46,464	2.18%	12/1/2027
The Verandas at Lake Norman	Floating	84	34,925	1.90%	7/1/2028
Creekside at Matthews	Floating	84	31,900	1.90%	7/1/2028
Six Forks Station	Floating	120	41,180	1.76%	10/1/2031
Hudson High House	Floating	84	46,625	2.06%	1/1/2029
			$1,281,146
Fair market value adjustment			1,059
Deferred financing costs, net of accumulated amortization of $5,047			(5,920)
			$1,276,285
(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)	Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. One-month LIBOR was 0.10125% and 30-Day Average SOFR was 0.04967% as of December 31, 2021.

NXRT.NEXPOINT.COM	Page 27

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of December 31, 2021 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Amended and Restated Corporate Credit Facility	Floating	36	$280,000	2.50%	6/30/2024
Deferred financing costs, net of accumulated amortization of $387			(1,785)
			$278,215
(1)	Interest rate is based on one-month LIBOR plus an applicable margin. One-month LIBOR as of December 31, 2021 was 0.10125%.

Interest Rate Swap Agreements

As of December 31, 2021, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
April 1, 2017	April 1, 2022	KeyBank	$100,000	1.9570%
May 1, 2017	April 1, 2022	KeyBank	50,000	1.9610%
July 1, 2017	July 1, 2022	KeyBank	100,000	1.7820%
June 1, 2019	June 1, 2024	KeyBank	50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
			$1,167,500	1.3461%	(2)
(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of December 31, 2021, one-month LIBOR was 0.10125%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swaps (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
March 1, 2022	March 1, 2025	Truist	$145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%
September 1, 2026	January 1, 2027	KeyBank	92,500	1.7980%
			$342,500	0.9164%	(2)

(1)	The floating rate option for the interest rate swaps is one-month LIBOR. As of December 31, 2021, one-month LIBOR was 0.10125%.
(2)	Represents the weighted average fixed rate of the forward interest rate swaps.

NXRT.NEXPOINT.COM	Page 28

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of December 31, 2021 for the next five calendar years subsequent to December 31, 2021 and thereafter. We used one-month LIBOR as of December 31, 2021 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)
		Total	2022	2023	2024	2025	2026	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,281,146	$1,482	$21,198	$395,068	$205,338	$423,149	$234,911
Interest expense	(1)	145,639	35,228	32,921	28,365	22,910	15,351	10,864
Total		$1,426,785	$36,710	$54,119	$423,433	$228,248	$438,500	$245,775

Credit Facility
Principal payments		$280,000	$—	$—	$280,000	$—	$—	$—
Interest expense		17,785	7,125	7,126	3,534	—	—	—
Total		$297,785	$7,125	$7,126	$283,534	$—	$—	$—

Total contractual obligations and commitments		$1,724,570	$43,835	$61,245	$706,967	$228,248	$438,500	$245,775

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of December 31, 2021, we had entered into 11 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used one-month LIBOR as of December 31, 2021 to determine our expected settlements through the terms of the interest rate swaps.

Hedged Debt Composition (1)
Hedged/Fixed Rate Debt
Unhedged Floating Rate Debt
21%
79%

Debt Maturity Schedule
Fixed Rate Debt
Floating Rate Debt
$800,000
$600,000
$400,000
$200,000
$-
2022
2023
2024
2025
2026
Thereafter

(1)

As of December 31, 2021, we had total indebtedness of $1.6 billion at an adjusted weighted average interest rate of 1.96%, of which $1.5 billion was debt with a floating interest rate. The interest rate swap agreements we have entered into effectively fix the interest rate on $1.2 billion, or 96%, of our $1.2 billion of floating rate mortgage debt outstanding. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.3461% for one-month LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of December 31, 2021, which effectively fix the interest rate on $1.2 billion of our floating rate mortgage debt outstanding.

NXRT.NEXPOINT.COM	Page 29

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)
Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter's Point	Richardson, TX	196	1/31/2014	15,845	1,379	17,224	87,878
Silverbrook	Grand Prairie, TX	642	1/31/2014	30,400	1,662	32,062	49,941
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,655	20,705	82,163
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,635	20,585	63,534
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,437	25,687	114,164
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	3,947	26,697	75,844
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,610	34,160	79,442
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,997	30,162	77,737
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,626	23,876	71,700
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	462	23,794	125,232
Hollister Place	Houston, TX	260	2/1/2017	24,500	2,961	27,461	105,619
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Versailles II	Dallas, TX	242	9/26/2018	24,680	2,843	27,523	113,731
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,787	87,587	138,587
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,366	88,846	252,403
The Verandas at Lake Norman	Charlotte, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Charlotte, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
Hudson High House	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
Total/Weighted Average		14,825		$2,099,530	$164,394	$2,263,924	$152,710
(1)	Only includes properties owned as of December 31, 2021.
(2)	Includes interior and exterior rehab.

NXRT.NEXPOINT.COM	Page 30

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)
Property Name	Location	Units	Purchase Price	Sale Price	Sales Price Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, Virginia	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, Tennessee	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, Tennessee	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, Texas	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, Tennessee	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, Tennessee	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Total/Weighted Average		8,383	$565,094	$915,175	$109,170		$902,950	$361,083
(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

NXRT.NEXPOINT.COM	Page 31

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including loss on extinguishment of debt and modification costs, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) pandemic expenses that are not reflective of continuing operations of the properties and (8) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the combined amounts attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as losses on extinguishment of debt and modification costs (includes prepayment penalties and defeasance costs incurred on the early payment of debt, the write-off of unamortized deferred financing costs and fair market value adjustments of assumed debt related to the retirement of debt, costs incurred in connection with a debt modification that are not capitalized as deferred financing costs and other costs incurred in a debt extinguishment that are expensed), casualty-related expenses/and recoveries and gains (losses), pandemic expenses, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing, and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing, and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

NXRT.NEXPOINT.COM	Page 32

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	FY 2021	FY 2020	FY 2019
Total mortgage debt	$1,281,146	$1,168,078	$1,193,528
Credit facilities	280,000	183,000	218,000
Total Debt	1,561,146	1,351,078	1,411,528
Adjustments to arrive at net debt:
Cash and cash equivalents	(49,450)	(24,457)	(25,671)
Restricted cash held for value-add upgrades and green improvements	(11,875)	(10,614)	(21,903)
Net Debt	$1,499,821	$1,316,007	$1,363,954
Enterprise Value (1)	$3,637,821	$2,374,007	$2,499,954
Leverage Ratio	41%	55%	55%
(1)	Enterprise Value is calculated as Market Capitalization as of December 31, 2021 plus Net Debt.

Guidance Reconciliations of NOI, Same Store NOI, NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles our 2022 Pro Forma NOI guidance to our net income (loss) (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2022 and for the three months ended March 31, 2022 (in thousands):

		For the Year Ended December 31, 2022	For the Three Months Ended March 31, 2022
		Mid-Point (1)	Mid-Point (1)
Net income (loss)		$109,508	$(7,426)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		7,648	1,857
Corporate general and administrative expenses		14,596	3,434
Property general and administrative expenses	(2)	2,600	650
Depreciation and amortization		95,233	24,935
Interest expense		48,086	12,167
Loss on extinguishment of debt and modification costs		981	(141)
Gain on sales of real estate		(128,156)	—
NOI	(3)	$150,496	$35,476
Less Non-Same Store
Revenues	(4)	(42,540)
Operating expenses	(4)	17,435
Same Store NOI	(4)	$125,391
(1)

Mid-Point estimates shown for full year and first quarter 2022 guidance. Assumptions made for full year and first quarter 2022 NOI guidance include the Same Store operating growth projections included in the “2022 Full Year Guidance Summary” section of this release and the effect of the acquisition and dispositions throughout the fiscal year.

(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)

2022 Pro Forma NOI Guidance takes into effect the forecast dispositions of Old Farm, Stone Creek at Old Farm, and Hollister Place as if they were disposed of on December 31, 2022, which we estimate would have contributed approximately an additional $2,000, $500, and $700, respectively, to NOI. Additionally, 2022 Pro Forma NOI Guidance excludes NOI for projected acquisitions in 2022, which we estimate would have contributed approximately an additional $5,400 to NOI.

(4)

Amounts are derived from the results of operations of our pro forma Full Year 2022 Same Store properties and Non-Same Store properties. There are 31 properties in our pro forma Full Year 2022 Same Store pool.

NXRT.NEXPOINT.COM	Page 33

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net loss (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2022 (in thousands, except per share data):

For the Year Ended December 31, 2022
Mid-Point
Net income	$109,508
Depreciation and amortization	95,233
Gain on sales of real estate	(128,156)
Adjustment for noncontrolling interests	(238)
FFO attributable to common stockholders	76,347
FFO per share - diluted (1)	$2.90

Loss on extinguishment of debt and modification costs	981
Amortization of deferred financing costs - acquisition term notes	714
Adjustment for noncontrolling interests	(3)
Core FFO attributable to common stockholders	78,039
Core FFO per share - diluted (1)	$2.97

Amortization of deferred financing costs - long term debt	1,534
Equity-based compensation expense	8,700
Adjustment for noncontrolling interests	(33)
AFFO attributable to common stockholders	88,240
AFFO per share - diluted (1)	$3.36

Weighted average common shares outstanding - diluted	26,284
(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 25.7 million for the full year 2022.

The following table reconciles our NOI to our net income (loss) for the years ended December 31, 2018, 2017, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2018	2017	2016	2015
Net income (loss)	$(1,614)	$56,359	$25,888	$(10,992)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees	7,474	7,419	6,802	5,565
Corporate general and administrative expenses	7,808	6,275	4,014	2,455
Casualty-related expenses/(recoveries)	(663)	(287)	151	25
Property general and administrative expenses	1,294	1,130	879	1,109
Depreciation and amortization	47,470	48,752	35,643	40,801
Interest expense	28,572	29,576	20,167	17,817
Loss on extinguishment of debt and modification costs	3,576	5,719	1,722	652
Gain on sales of real estate	(13,742)	(78,365)	(25,932)	—
Acquisition costs	—	—	386	2,975
NOI	$80,175	$76,578	$69,720	$60,407

NXRT.NEXPOINT.COM	Page 34

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO to our net income (loss) for the years ended December 31, 2018, 2017, 2016 and 2015 (in thousands):

	For the Year Ended December 31,
	2018	2017	2016	2015
Net income (loss)	$(1,614)	$56,359	$25,888	$(10,992)
Depreciation and amortization	47,470	48,752	35,643	40,801
Gain on sales of real estate	(13,742)	(78,365)	(25,932)	—
Adjustment for noncontrolling interests	(96)	(1,695)	(4,583)	(4,170)
FFO attributable to common stockholders	32,018	25,051	31,016	25,639

FFO per share – basic	$1.51	$1.19	$1.46	$1.20
FFO per share – diluted	$1.48	$1.17	$1.46	$1.20

Acquisition costs	—	—	386	2,975
Loss on extinguishment of debt and modification costs	3,576	5,719	1,722	652
Casualty-related recoveries	(663)	—	—	—
Change in fair value on derivative instruments - ineffective portion	—	(309)	(1,683)	—
Amortization of deferred financing costs - acquisition term notes	159	403	—	—
Adjustment for noncontrolling interests	(9)	(429)	(94)	(322)
Core FFO attributable to common stockholders	35,081	30,435	31,347	28,944

Core FFO per share – basic	$1.66	$1.45	$1.48	$1.36
Core FFO per share – diluted	$1.62	$1.42	$1.47	$1.36

Amortization of deferred financing costs - long term debt	1,491	1,592	1,423	1,081
Equity-based compensation expense	4,198	3,108	825	—
Adjustment for noncontrolling interests	(17)	(76)	(140)	(92)
AFFO attributable to common stockholders	40,753	35,059	33,455	29,933

AFFO per share – basic	$1.92	$1.66	$1.58	$1.41
AFFO per share – diluted	$1.88	$1.64	$1.57	$1.41

Weighted average common shares outstanding - basic	21,189	21,057	21,232	21,294
Weighted average common shares outstanding - diluted	21,667	21,399	21,314	21,294

NXRT.NEXPOINT.COM	Page 35